UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2009
FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)
350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 414-9300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 9.01	Financial Statements and Exhibits

Signature
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7
EX-10.8
EX-10.9

Item 1.01. Entry into a Material Definitive Agreement
          On September 4, 2009, First Solar, Inc., (the “Company”) entered into a $300,000,000 revolving credit facility pursuant to a Credit Agreement dated as of September 4, 2009 (the “Closing Date”), among the Company, First Solar Manufacturing GmbH (the “Subsidiary Borrower”), the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Bank of America and The Royal Bank of Scotland plc, as Documentation Agents, and Credit Suisse, Cayman Islands Branch, as Syndication Agent (the “Credit Agreement”). A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Credit Agreement provides the Company, the Subsidiary Borrower (and other subsidiaries of the Company who may in the future be designated as borrowers pursuant to the Credit Agreement) with a senior secured three-year revolving credit facility (the “Credit Facility”) in an aggregate principal amount of $300,000,000, a portion of which is available for letters of credit and swingline loans. Borrowings under the Credit Facility are available for general corporate purposes. References to the Company below include the Subsidiary Borrower and any additional borrowers under the Credit Agreement, where the context so requires. Subject to certain conditions, the Company has the right to increase the aggregate commitments under the Credit Facility up to $400,000,000. In connection with the Credit Agreement, the Company also entered into a guarantee and collateral agreement and foreign security agreements as described below.
          Borrowings under the Credit Agreement bear interest at a rate per annum equal to an applicable margin plus, either (a) a base rate determined by reference to the highest of (1) the prime rate of JPMorgan Chase Bank, N.A., (2) the federal funds rate plus 0.50% and (3) a eurocurrency rate determined by reference to the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurocurrency deposits for a period of one month appearing on the Reuters Screen LIBOR01 Page plus 1.0% or (b) a eurocurrency rate determined by reference to the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurocurrency deposits for a period of one, two, three or six months or, subject to availability to the Lenders, nine or twelve months, as selected by the Company appearing on the Reuters Screen LIBOR01 Page. Until financial statements are delivered pursuant to the Credit Agreement for the first full fiscal quarter ending after the closing date of the Credit Facility, the interest rate with respect to the revolving loans is a percentage per annum equal to (1) the base rate plus 1.75% for base rate loans or (2) the eurocurrency rate plus 2.75% for eurocurrency rate loans. After such date, applicable margins with respect to the revolving loans will be adjusted based on (i) the Company’s consolidated leverage ratio from time to time and, (ii) at any time that the revolving loans shall have a certain debt rating from Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services, changes in such debt rating.
          In addition to paying interest on outstanding principal under the Credit Agreement, the Company is required to pay a commitment fee to the Lenders in respect of the average daily unutilized commitments thereunder. Until financial statements are delivered pursuant to the Credit Agreement for the first full fiscal quarter ending after the closing date of the Credit Facility, the commitment fee rate is 0.375% per annum. After such date, the commitment fee will be adjusted based on (i) the Company’s consolidated leverage ratio from time to time and, (ii) at any time that the revolving loans shall have a certain debt rating from Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services, changes in such debt rating. The Company will also pay a letter of credit fee equal to the applicable margin for eurocurrency revolving loans on the face amount of each letter of credit and a fronting fee in an amount agreed by the Company and such issuing lender, in addition to customary letter of credit fees.
          The Company may designate additional borrowing subsidiaries under the Credit Agreement subject to providing notice and certain documentation to the Administrative Agent and the Administrative Agent’s consultation with all the Lenders that such designation does not cause any economic, legal or regulatory disadvantage to the Lenders.
          The Company may voluntarily repay outstanding loans under the Credit Agreement at any time without premium or penalty, subject to customary “breakage” costs with respect to eurocurrency loans and certain other requirements. The Company is required to prepay revolving loans upon notice from the Administrative Agent that, as of any date of calculation by the Administrative Agent, the aggregate outstanding principal amount of the revolving loans exceeds 105% of the total revolving commitments of the Lenders, in such amounts such that, after giving effect to such mandatory prepayment, the aggregate outstanding principal amount of the revolving loans does not exceed the total revolving commitments of the Lenders.
          The loans made to the Company are (i) secured by the following share pledge agreements: (a) a pledge by the Company of 66% of the capital stock of First Solar FE Holdings Pte Ltd. (Singapore), a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference and (b) a pledge by the Company of 66% of the capital stock of First Solar Holdings GmbH (Germany), a copy of which is included within the German Share Pledge Agreements attached hereto as Exhibit 10.3 and incorporated herein by reference (the “German Share Pledge Agreements”), and (ii) secured by a security interest in intercompany receivables advanced to the Company or any of its subsidiaries (but, in the case such right to payment is owing by an Unrestricted Subsidiary (as defined in the Credit Agreement), only if it arises out of the sale of solar modules), pursuant to a Guarantee and Collateral Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference (the “Guarantee and Collateral Agreement”).
          The loans made to the Subsidiary Borrower are (i) guaranteed by the Company pursuant to the Guarantee and Collateral Agreement, (ii) guaranteed by certain of the Company’s direct and indirect subsidiaries organized under the laws of Germany, pursuant to a Guarantee, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference, (iii) secured by the following share pledge agreements: (a) a pledge by First Solar Holdings GmbH of all of the capital stock of First Solar GmbH, (b) a pledge by First Solar Holdings GmbH of all of the capital stock of First Solar Manufacturing GmbH, and (c) a pledge by the Company of 34% of the capital stock of First Solar Holdings GmbH, copies of which pledge agreements are included within the German Share Pledge Agreements attached hereto as Exhibit 10.3, (iv) secured by a security interest in intercompany receivables held by First Solar Holdings GmbH, First Solar GmbH, and First Solar Manufacturing GmbH (subject to certain exceptions), pursuant to Assignment Agreements, copies of which are attached hereto as Exhibits 10.6, 10.7 and 10.8, respectively, and incorporated herein by reference, and (v) subject to a Security Trust Agreement, a copy of which is attached hereto as Exhibit 10.9 and incorporated herein by reference, setting forth additional terms regarding the foregoing Germany security documents and arrangements.
          The Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, (i) the ability of the Company’s Restricted Subsidiaries (as defined in the Credit Agreement, refers to First Solar FE Holdings Pte Ltd., First Solar Malaysia Sdn. Bhd., First Solar Holdings GmbH, First Solar GmbH, and First Solar Manufacturing GmbH as of the Closing Date) to incur additional indebtedness or guarantee obligations and (ii) the Company’s ability to: (a) create liens on assets, (b) engage in mergers or consolidations, (c) dispose of certain property, (d) pay dividends and distributions, (e) make certain acquisitions, (f) engage in certain transactions with affiliates, (g) enter into sale and leaseback transactions, (h) enter into certain swap agreements, (i) change its fiscal periods, (j) enter into certain negative pledge arrangements, (k) enter into agreements that restrict distributions from subsidiaries and (l) change the Company’s lines of business.
          In addition, the Credit Agreement includes financial covenants requiring the Company to not exceed a maximum leverage ratio, to generate a minimum amount of EBITDA and to maintain a minimum amount of liquidity. The Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default.

          The foregoing summary of the Credit Agreement, the guarantee and security documents described herein, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each of the documents described herein, which are filed as Exhibits 10.1 through 10.9 hereto and incorporated into this report by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1.	Credit Agreement, dated as of September 4, 2009, among First Solar, Inc., First Solar Manufacturing GmbH, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America and The Royal Bank of Scotland plc, as Documentation Agents, and Credit Suisse, Cayman Islands Branch, as Syndication Agent

10.2.	Charge of Company Shares, dated as of September 4, 2009, between First Solar, Inc., as Chargor, and JPMorgan Chase Bank, N.A., as Security Agent, relating to 66% of the shares of First Solar FE Holdings Pte. Ltd. (Singapore)

10.3.	German Share Pledge Agreements, dated as of September 4, 2009, between First Solar, Inc., First Solar Holdings GmbH, First Solar Manufacturing GmbH, First Solar GmbH, and JPMorgan Chase Bank, N.A., as Administrative Agent

10.4.	Guarantee and Collateral Agreement, dated as of September 4, 2009, by First Solar, Inc. in favor of JPMorgan Chase Bank, N.A., as Administrative Agent

10.5.	Guarantee, dated as of September 8, 2009, between First Solar Holdings GmbH, First Solar GmbH, First Solar Manufacturing GmbH, as German Guarantors, and JPMorgan Chase Bank, N.A., as Administrative Agent

10.6.	Assignment Agreement, dated as of September 4, 2009, between First Solar Holdings GmbH and JPMorgan Chase Bank, N.A., as Administrative Agent

10.7.	Assignment Agreement, dated as of September 4, 2009, between First Solar GmbH and JPMorgan Chase Bank, N.A., as Administrative Agent

10.8.	Assignment Agreement, dated as of September 8, 2009, between First Solar Manufacturing GmbH and JPMorgan Chase Bank, N.A., as Administrative Agent

10.9.	Security Trust Agreement, dated as of September 4, 2009, between First Solar, Inc., First Solar Holdings GmbH, First Solar GmbH, First Solar Manufacturing GmbH, as Security Grantors, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other Secured Parties party thereto

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
Date: September 10, 2009	By:	/s/ Mary Beth Gustafsson
		Name:	Mary Beth Gustafsson
		Title:	Vice President, General Counsel